UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2010

NEXT 1 INTERACTIVE, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52669	26-3509845
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

2400 N Commerce Parkway, Suite 105 Weston, Florida 33326
(Address of principal executive offices)

(954) 888-9779
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information contained in Item 3.02 below is herein incorporated by reference into this Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities.

From July 13, 2010 to August 6, 2010, Next 1 Interactive, Inc., a Nevada corporation (the “Company”), consummated a private placement, by and among the Company and thirteen (13) separate accredited investors (the “Investors”).

Pursuant to the private placement, the Company issued the Investors a total of 1,629,000 shares of common stock, par value $0.001, at a purchase price of $0.50 per share, for an aggregate purchase price of eight hundred and fourteen thousand and five hundred dollars ($814,500) (the “Purchase Price”).  Additionally, the Company issued to the Investors two year warrants to purchase 814,500 shares of the Company’s common stock at an exercise price of $1.00 per share (the “Offering”).

The Offering was an unregistered sale of securities conducted pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Regulation S promulgated thereunder.

The above description of the Agreement does not purport to be complete and is qualified in its entity by reference to such Agreement, which the Company has filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Warrant
10.1	Form of Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXT 1 INTERACTIVE, INC.

Date: August 18, 2010
	By:	/s/ William Kerby
William Kerby
Chief Executive Officer